SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2008

INTERNATIONAL STEM CELL, COPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056
(Address of principal executive offices, including zip code)

(760) 940-6383
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 15, 2008, to provide funding for working capital and to convert short term advances to a term Note, International Stem Cell Corporation (the “Company”) issued a Multiple Advance Convertible Note to YKA Partners, Ltd, an accredited investor, in the amount of $350,000, with warrants to purchase shares of Common Stock.  The Note provides for multiple advances, permits whole or partial repayments without penalty, and is intended to allow the company to borrow and repay indebtedness as needed to meet operating costs. It is unsecured and subordinate to the company’s outstanding secured debt of $1,000,000, carries an interest rate of 8% per annum, is convertible into shares of common stock at the rate of $0.50 per share, and is due and payable on or before January 31, 2009.   The warrants permit the holder to purchase up to 700,000 shares of common stock from the Company at $0.50 per share until five years from the issuance of the warrants. The note and the warrants contain anti-dilution clauses. YKA Partners, Ltd. is controlled by Kenneth C. Aldrich, is Chairman and CEO of the Company. $282,775 is currently outstanding under the Note.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

 (d)                                 EXHIBITS

Exhibit No.	Exhibit Description
10.1	Multiple Advance Convertible Note
10.2	Common Stock Purchase Warrant

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ William B. Adams
William B. Adams
Chief Financial Officer

Dated: August 15, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Multiple Advance Convertible Note
10.2	Common Stock Purchase Warrant